Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Intermolecular, Inc. (the "Company") on Form 10-Q for the three months ended September 30, 2015, as filed with the Securities and Exchange Commission (the "Report"), C. Richard Neely, Jr., Chief Financial Officer of the Company, does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

•	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 6, 2015

By:	/s/ C. RICHARD NEELY, JR.
	Name:	C. Richard Neely, Jr.
	Title:	Chief Financial Officer

______________________________________________________________________________________________________________________

A signed original of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.